UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2011

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Regulation FD Disclosure

IRVINE, Calif.--(BUSINESS WIRE)--Since the beginning of the AIDS epidemic in Africa, 14.8 million children have lost one or both parents to the virus. Juna Amagara (“Saving Life”) Ministries, dedicated to caring, nurturing and educating these orphans in Uganda, has organized Ride Amagara: Africa 2011 to help raise $200,000 required to finish building a school in the village of Kishanje.

Sponsored by PocketFinder®, the ride features two Americans, Nolan Gallagher and Stephen Brown, who are riding motorcycles 4,670 miles (7516 km) from Cape Town, South Africa to Jerusalem, Israel to publicize building the school and raising donations. The Stanford University graduates are using PocketFinder GPS Vehicle Tracker devices that enable anyone with an Internet connection to follow their adventure by visiting http://www.PocketFinder.com with user ID: 98765, Password: 98765 for a limited user view of their current location. Periodic updates are posted on both http://www.facebook.com/PocketFinder and http://www.facebook.com/pages/Ride-Amagara-Africa-2011/239540666087613.

Item 9.01.  Financial Statements and Exhibits

Exhibit #	Description
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: September 21, 2011	By:	/s/ David Morse
David Morse
Chief Executive Officer